Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS 2012 FINANCIAL RESULTS

AND PROVIDES BUSINESS UPDATE

ALPHARETTA, GA, March 26, 2013 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the year ended December 31, 2012, and provided a business update.

Joseph Chiarelli, Chief Executive Officer of SANUWAVE, commented, “During 2012, we made progress in establishing SANUWAVE as the world leader in shock wave technology. Recently we refocused our business strategy with the goal of utilizing our non-invasive shock wave technology to address large market opportunities and to broaden the value potential of our patent portfolio to evaluate both medical and non-medical uses of our technology.

During 2012, we accomplished several milestones which include:

●

Received FDA approval to move forward with our supplemental pivotal study to evaluate our dermaPACE® device to treat diabetic foot ulcers. This trial expands upon the positive treatment effect observed in the first study and incorporates many important features, including doubling the number of treatments, which greatly increases the probability of success.

●

Expanded our patent portfolio to include: (i) a patent for producing shock waves using high pressure fluid which will be important for non-medical uses such as energy production; (ii) a patent for methods and devices for blood sterilization which represents a large, unmet need; and, (iii) a patent for adjustable shock wave tissue penetration which may have potential for many regenerative medical uses.

●	Continued discussions with major worldwide distributors to expand distribution of our products outside the United States including Australia and New Zealand.

●	Significantly reduced operating expenses and headcount as we refocused the Company.

As an organization, we have expanded our focus from a limited scope within regenerative medicine to a broader vision that enables us to more fully utilize – and benefit from - the technology that our patents and experience avail us.

For 2013, our primary goals include:

●	Maximize enrollment in our supplemental pivotal clinical trial utilizing the dermaPACE device in the treatment of diabetic foot ulcers. The trial is expected to enroll the first patient in Q2 2013.

●

Initiate discussions with third parties for collaboration in new applications of our shock wave technology for non-medical uses, such as water cleaning and hydrocarbon industries. We believe we may be able to potentially improve the yield of the oil extraction process and assist others in reducing the ecological impact of polluted water resulting from energy exploration or industrial processes.

●	Increase sales in Europe and Asia/Pacific of our approved dermaPACE and orthoPACE® devices through distribution with companies prominent in those regions to distribute or market the devices.

●	Expand the regulatory approval of our devices in additional markets.”

Mr. Chiarelli concluded, “We see exciting opportunities for SANUWAVE in 2013 and beyond. With FDA approval to initiate our supplemental pivotal clinical study with the dermaPACE, we are anxious to begin enrollment and move the development of the dermaPACE forward in the US. In addition, we are in discussions with potential partners who will be instrumental in expanding the use of our shock wave technology in other areas and increasing sales of our approved products. We look forward to executing our goals and strengthening our balance sheet to maximize shareholder value.”

2012 Financial Results

Financial highlights for the year ended December 31, 2012 include (all comparisons are with the year ended December 31, 2011):

●	Revenue was $762,217, a decrease of 4%.

●	Gross profit was $548,960, an increase of 2%. As a percentage of revenue, gross profit increased to 71%, up from 67% in 2011.

●	Total operating expenses decreased by $2,738,516, or 29%, to $6,611,283.

●	Cash used by operating activities was $4,290,121, a decrease of $4,541,578, or 51%.

Revenue for 2012 was $769,217, compared with $802,572 for 2011. The decrease of $33,355, or 4%, is attributable to lower sales in Europe of the CE Marked orthoPACE devices for orthopedic, trauma and sports medicine indications due primarily to the European economic downturn. This is partially offset by an increase in sales of device applicators for 2012 as a result of more devices in use in 2012 as compared to 2011.

Research and development expenses for 2012 were $1,762,194, compared with $2,731,059 for 2011, a decrease of $968,865, or 35% due to lower expenses for clinical results analysis and clinical related expenses.

General and administrative expenses for 2012 were $4,521,957, as compared with $6,292,950 for 2011, a decrease of $1,770,993, or 28%. General and administrative expenses include non-cash stock-based compensation of $1,391,316 and $1,118,813 for 2012 and 2011, respectively. The increase in non-cash stock-based compensation costs was primarily due to the stock options granted in November 2012 to the former President and Chief Executive Officer upon his resignation and the vesting of all his outstanding, unvested options at that time. Excluding the non-cash costs for stock-based compensation, general and administrative expenses were $3,130,641 for 2012, as compared with $5,174,137 for 2011, a decrease of $2,043,496, or 39%. The decrease was primarily a result of a reduction in headcount (10 employees in December 2012 as compared with 28 employees in December 2011), decreased investor relations expenses, and decreased legal costs for patent defense activities.

The net loss for 2012 was $6,401,494, or ($0.30) per share, compared with a net loss of $10,238,797, or ($0.52) per share for 2011. Included in the net loss for 2011 was a non-cash loss from extinguishment of debt of $1,318,781 for the cancellation of certain notes payable to related parties in exchange for shares of common stock and warrants.

As of December 31, 2012, the Company had cash and cash equivalents of $70,325, compared with $3,909,383 as of December 31, 2011, a decrease of $3,839,058. For 2012, net cash used by operating activities was $4,290,121, primarily consisting of salaries, regulatory and clinical trial expense, research and development activities and general corporate operations. Net cash provided by financing activities for 2012 was $450,424, which primarily consisted of the proceeds from subscriptions received for senior secured convertible promissory notes of $430,000.

In November and December, 2012, the Company worked with select accredited investors, many of whom were already shareholders in the Company, to raise capital through the issuance of Senior Secured Convertible Promissory Notes. Through December 31, 2012, the Company received subscriptions in the aggregate principal amount of $430,000. In the first quarter of 2013, the Company received an additional $1,570,000 in subscriptions for the notes and completed the $2,000,000 offering on March 8, 2013 and issued the notes. The Company has engaged financial advisors to identify the opportunities for a capital raise to fund the Company’s dermaPACE clinical work and provide working capital.

Conference Call

The Company will hold a conference call on Wednesday, March 27, 2013 beginning at 10:00 a.m. Eastern time to discuss the 2012 financial results, provide a business update and to answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through April 3, 2013 by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 411370.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand.  In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.

Barry Jenkins, 678-578-0103

Chief Financial Officer and COO

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,325	$3,909,383
Accounts receivable - trade, net	87,826	81,565
Inventory	292,665	396,284
Prepaid expenses	128,495	162,975
Due from Pulse Veterinary Technologies, LLC	-	27,837
TOTAL CURRENT ASSETS	579,311	4,578,044

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	32,842	51,206

OTHER ASSETS	11,358	3,192

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,227,025	1,533,782
TOTAL ASSETS	$1,850,536	$6,166,224

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$555,898	$756,657
Accrued employee compensation	534,659	632,333
Accrued expenses	721,916	190,583
Subscriptions payable for senior secured convertible promissory notes	438,516	-
Interest payable, related parties	81,864	81,864
Capital lease payable, current portion	4,933	4,576
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,992,847	2,321,074

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	3,951	8,884
TOTAL NON-CURRENT LIABILITIES	5,376,694	5,381,627
TOTAL LIABILITIES	8,369,541	7,702,701

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares and 50,000,000 shares authorized in 2012 and 2011, respectively; 21,007,536 and 20,907,536 issued and outstanding at December 31, 2012 and 2011, respectively	21,008	20,908

ADDITIONAL PAID-IN CAPITAL	64,357,193	62,940,977

ACCUMULATED OTHER COMPREHENSIVE INCOME	13,116	10,466

ACCUMULATED DEFICIT	(70,910,322)	(64,508,828)
TOTAL STOCKHOLDERS' DEFICIT	(6,519,005)	(1,536,477)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,850,536	$6,166,224

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Years Ended December 31, 2012 and 2011

	2012	2011

REVENUE	$769,217	$802,572

COST OF REVENUE	220,257	261,890

GROSS PROFIT	548,960	540,682

OPERATING EXPENSES
Research and development	1,762,194	2,731,059
General and administrative	4,521,957	6,292,950
Depreciation	20,375	19,034
Amortization	306,757	306,756
TOTAL OPERATING EXPENSES	6,611,283	9,349,799

OPERATING LOSS	(6,062,323)	(8,809,117)

OTHER INCOME (EXPENSE)
Interest expense, net	(331,743)	(472,155)
Loss on foreign currency exchange	(7,428)	(13,744)
Transitional services provided to Pulse Veterinary Technologies, LLC	-	375,000
Loss on extinguishment of debt	-	(1,318,781)
TOTAL OTHER INCOME (EXPENSE)	(339,171)	(1,429,680)

LOSS BEFORE INCOME TAXES	(6,401,494)	(10,238,797)

INCOME TAX EXPENSE	-	-

NET LOSS	(6,401,494)	(10,238,797)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	2,650	(436)
TOTAL COMPREHENSIVE LOSS	$(6,398,844)	$(10,239,233)

LOSS PER SHARE:
Net loss - basic	$(0.30)	$(0.52)
Net loss - diluted	$(0.30)	$(0.52)

Weighted average shares outstanding - basic	20,915,869	19,624,061
Weighted average shares outstanding - diluted	20,915,869	19,624,061

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2012 and 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,401,494)	$(10,238,797)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	306,757	306,756
Depreciation	20,375	19,034
Change in allowance for doubtful accounts	(30,728)	37,949
Stock-based compensation	1,391,316	1,118,813
Accrued interest on convertible notes	8,516	166,618
Loss on extinguishment of debt	-	1,318,781
Changes in assets - (increase)/decrease
Accounts receivable - trade	24,467	(23,965)
Inventory	103,619	67,359
Prepaid expenses	34,480	(41,891)
Due from Pulse Veterinary Technologies, LLC	27,837	17,552
Other	(8,166)	29,061
Changes in liabilities - increase/(decrease)
Accounts payable	(200,759)	(1,073,158)
Accrued employee compensation	(97,674)	(469,077)
Accrued expenses	531,333	(65,621)
Interest payable, related parties	-	(1,113)
NET CASH USED BY OPERATING ACTIVITIES	(4,290,121)	(8,831,699)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,011)	(42,302)
NET CASH USED BY INVESTING ACTIVITIES	(2,011)	(42,302)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscriptions payable for senior secured convertible promissory notes	430,000	-
Proceeds from sale of capital stock - subscription agreement with related party	25,000	-
Payments of principal on capital lease	(4,576)	(1,092)
Proceeds from unit options exercised, related parties	-	2,463,008
Proceeds from unit options exercised	-	1,437,326
Proceeds from private placement	-	8,467,121
NET CASH PROVIDED BY FINANCING ACTIVITIES	450,424	12,366,363

EFFECT OF EXCHANGE RATES ON CASH	2,650	(436)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,839,058)	3,491,926

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,909,383	417,457
CASH AND CASH EQUIVALENTS, END OF YEAR	$70,325	$3,909,383

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$324,768	$324,768
Cash paid for capital lease interest	$858	$266
NON-CASH INVESTING AND FINANCING ACTIVITIES
Notes payable, related parties exchanged for capital stock	$-	$4,413,908
Equipment purchased with capital lease	-	14,552
TOTAL NON-CASH INVESTING AND FINANCING ACTIVITIES	$-	$4,428,460